EXHIBIT 23.1


            CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Somatogen, Inc. pertaining to the Amended and Restated Nonemployee Director Stock Option Plan and the Amended and Restated Consultants Stock Option Plan of our report dated July 25, 1997 appearing on Page F-1 of Somatogen, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997.


PRICE WATERHOUSE LLP


Boulder, Colorado
November 5, 1997